DEMAND PROMISSORY NOTE

New York, New York $198,935

Dated: September 1, 2010

FOR VALUE RECEIVED, **The Empire Sports & Entertainment Co.**, a Florida corporation having an address at 110 Greene Street, #403, New York, NY 10012 ("Borrower"), hereby promises to pay to the order of **Barry Honig,** an individual having an address at 595 S. Federal Hwy, Ste. 600, Boca Raton, FL 33142 (the "Lender") or at any other address Lender hereafter designates to the Borrower, in lawful money of the United States, on the earlier of (i) ON DEMAND by the Lender upon thirty (30) days prior written notice to the Borrower (the "On Demand") or (ii) the two-year anniversary of the date of this Note (the "Maturity Date"), the sum of **ONE HUNDRED NINETY-EIGHT THOUSAND NINE HUNDRED AND THIRTY-FIVE DOLLARS** ($198,935) (the "Principal Sum") and interest on the unpaid portion of the Principal Sum. This Note replaces the promissory note issued by the Lender to the Borrower dated June 30, 2010 with a principal amount of $298,935 and such prior note is hereby deemed canceled and null and void.

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. Interest payable on this Note shall accrue at the annual rate of five percent (5%) and be payable on the earlier of (i) the Maturity Date or (ii) On Demand, accelerated or otherwise, when the principal and remaining unpaid but accrued interest shall be payable.

1.2 Conversation Privileges. The Conversion Rights set forth in Article II shall remain in full force and effect from the date hereof until the Note is paid in full. This Note shall be payable in full on the earlier of (i) the Maturity Date or (ii) On Demand, unless previously converted into Common Stock in accordance with Article II hereof.

1.3 Prepayment. This Note may be prepaid by the Borrower in whole, at any time, or in part, from time to time, without premium or penalty, upon thirty (30) days prior written notice to the Lender. Upon receipt of such notice, the Lender may determine to convert the Note pursuant to Article II.

ARTICLE II

CONVERSION RIGHTS

The Lender shall have the right to convert the principal and any interest due under this Note into shares of the Borrower's common stock, par value $0.001 per share (the "Common Stock") as set forth below.

2.1 Conversion into the Borrower's Common Stock.

(a) Commencing on the date hereof, the Lender shall have the right at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Lender (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof,

determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A (the "Conversion Notice"), Borrower shall issue and deliver to the Lender within three (3) business days after the Conversion Date (such third day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Lender, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date in cash directly to the Lender on or before the Delivery Date. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Fixed Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the fixed conversion price per share shall be equal to $0.60 (the "Fixed Conversion Price").

(c) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a

dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Lender a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e) Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2 Method of Conversion. This Note may be converted by the Lender in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Lender, be issued by the Borrower to the Lender for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("**Event of Default**") shall, at the option of the Lender hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Lender.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto shall be false or misleading in any material respect as of the date made.

3.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.5 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

3.6 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.7 Receiver or Trustee. The Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $10,000, unless stayed vacated or satisfied within thirty (30) days.

3.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of Borrower.

3.10 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $10,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

3.11 Failure to Deliver Common Stock or Replacement Note. Borrower's failures to timely deliver Common Stock to the Lender pursuant to and in the form required by this Note, or, if required, a replacement Note.

3.12 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, including but not limited to in connection with the Prior Transaction, or the occurrence of a material event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall

be: (i) if to the Borrower to: The Empire Sports & Entertainment, Co., 110 Greene Street, Suite 403, New York, New York 10012, Attn: Gregory D. Cohen, CEO, with a copy by fax only to: Harvey Kesner, Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, facsimile: (212) 930-9725, and (ii) if to the Lender, to the name, address and facsimile number set forth on the front page of this Note.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. The Borrower may not assign its obligations under this Note.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Lender costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Lender. **This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Lender, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lender and Borrower are parties or which Borrower delivered to Lender, which may be convenient or necessary to determine Lender's rights hereunder or Borrower's obligations to Lender are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.**

4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Lender and thus refunded to the Borrower.

4.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next

succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.9 Shareholder Status. The Lender shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Lender will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Lender of a Conversion Notice to the Borrower.

THE EMPIRE SPORTS & ENTERTAINMENT CO.

By: ________________________

Name: Gregory Cohen

Title: President